Exhibit 99

Release Date: Immediate November 1, 2012	6363 Main Street/Williamsville, NY 14221 Timothy Silverstein Investor Relations 716-857-6987 David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS 2012 EARNINGS

WILLIAMSVILLE, NY: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the fourth quarter and fiscal year ended September 30, 2012, of $48.8 million, or $0.58 per share, and $220.1 million, or $2.63 per share, respectively.

HIGHLIGHTS

•

Operating results before items impacting comparability (“Operating Results”) for the fourth quarter were $36.0 million or $0.43 per share. This compares to Operating Results of $37.4 million or $0.45 per share, in the prior year’s fourth quarter. Despite a nearly 28% decrease in the average price Seneca realized on natural gas production during the quarter, Operating Results were only down $0.02 per share due to a 46.1% increase in Seneca’s production and higher transportation revenues in the Pipeline and Storage segment.

•

Operating Results for the fiscal year were $211.3 million, or $2.53 per share. This compares to Operating Results of $227.0 million or $2.71 per share, in the prior fiscal year. Current year Operating Results were impacted by 21% lower natural gas prices in the Exploration and Production segment and weather that was over 21% warmer compared to the prior fiscal year in the Utility and Energy Marketing segments. Higher transportation revenues in the Pipeline and Storage segment contributed to a 50% increase in that segment’s Operating Results.

•

In the Pipeline and Storage segment, fourth quarter earnings were $25.1 million or $0.30 per share. During the quarter, FERC approved Supply Corporation’s rate case settlement. As part of that settlement, Supply Corporation eliminated a regulatory liability associated with its postretirement benefit plan. This adjustment increased earnings by $12.8 million. Excluding this item, Operating Results in the Pipeline and Storage segment increased $4.8 million, or $0.06 per share, an increase of 67% compared to the prior year’s fourth quarter. The increase is largely driven by the impact of the Line N Expansion and Tioga County Extension projects that were placed in service during the first quarter.

•

Seneca’s production of crude oil and natural gas in the current quarter was 24.6 billion cubic feet equivalent (“Bcfe”), a 46.1% increase over the 16.8 Bcfe in the fourth quarter of 2011. Appalachian production increased 62.9% to 19.6 Bcfe, including 18.0 Bcfe of Marcellus production, an increase of 78.2% over the prior year’s fourth quarter. California crude oil production increased 4.3%. Total production for fiscal 2012 increased 23.3% to 83.4 Bcfe, an increase of 15.7 Bcfe.

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•	Seneca’s total reserves at September 30, 2012, were 1,246 Bcfe, an increase of 311 Bcfe or 33%. Seneca replaced 473% of fiscal 2012 production.

•	A conference call is scheduled for Friday, November 2, 2012, at 11 a.m. Eastern Time.

MANAGEMENT COMMENTS

David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company, stated: “The fourth quarter was a successful conclusion to a fiscal year in which each of our major business segments had significant accomplishments. We continued to execute on our long-term plan to grow the company and were very pleased with our results.

“In the Pipeline and Storage segment, operating results for the fiscal year were up an impressive 50 percent on the strength of our recent expansion projects. At Seneca, annual Marcellus production increased 58 percent as a result of ongoing success in our major development areas. Crude oil production grew by 8 percent in California, which, combined with higher realized prices, contributed to a significant growth in our West Division cash flows. At the Utility, our employees did an outstanding job controlling expenses, which helped to offset the impact of the warmest winter on record in our service territory.

“As we progress into fiscal 2013 and beyond, we believe natural gas is positioned to play a critical and expanding role in the United States energy picture. National Fuel, with our diversified business model and strong balance sheet, is well positioned to capitalize on this opportunity and will remain focused on delivering long-term value for our shareholders.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended September 30, 2012, of $48.8 million, or $0.58 per share, compared to the prior year’s fourth quarter earnings of $37.4 million, or $0.45 per share, an increase of $11.4 million or $0.13 per share. The increase is mainly due to higher earnings in the Pipeline and Storage and Utility segments, offset by lower earnings in the Exploration and Production and Energy Marketing segments, and the All Other category. (Note: All references to earnings per share are to diluted earnings per share, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax unless otherwise noted.)

Consolidated earnings for the fiscal year ended September 30, 2012, of $220.1 million, or $2.63 per share, decreased $38.3 million, or $0.46 per share, from the same period in the prior year, where earnings were $258.4 million or $3.09 per share.

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	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2012	2011	2012	2011
(in thousands except per share amounts)
Reported GAAP earnings	$48,802	$37,356	$220,077	$258,402
Items impacting comparability[1]:
Eliminate other postretirement regulatory liability	(12,786)		(12,786)
Pennsylvania impact fee (pre fiscal 2012)			4,034
Gain on sale of landfill gas electric generation investments				(31,418)

Operating Results	$36,016	$37,356	$211,325	$226,984

Reported GAAP earnings per share	$0.58	$0.45	$2.63	$3.09
Items impacting comparability[1]:
Eliminate other postretirement regulatory liability	(0.15)		(0.15)
Pennsylvania impact fee (pre fiscal 2012)			0.05
Gain on sale of landfill gas electric generation investments				(0.38)

Operating Results	$0.43	$0.45	$2.53	$2.71

[1]	See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results with equivalent periods in fiscal 2011. Excluding these items, Operating Results for the current quarter of $36.0 million, or $0.43 per share, decreased $1.3 million, or $0.02 per share, from the prior year’s fourth quarter where Operating Results were $37.4 million, or $0.45 per share. Excluding these items, Operating Results for the fiscal year ended September 30, 2012, of $211.3 million, or $2.53 per share, decreased $15.7 million, or $0.18 per share, from the prior year, where Operating Results were $227.0 million or $2.71 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 9 through 12 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves in California, Appalachia and Kansas. Seneca completed the sale of its offshore Gulf of Mexico assets in April 2011.

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The Exploration and Production segment’s earnings in the fourth quarter of fiscal 2012 of $22.1 million, or $0.26 per share, decreased $8.7 million, or $0.11 per share, when compared with the prior year’s fourth quarter.

Overall production of natural gas and crude oil for the fourth quarter of 24.6 Bcfe increased approximately 7.8 Bcfe compared to the prior year’s fourth quarter. Production from Seneca’s Appalachian properties increased 62.9 percent, due to a 7.9 Bcfe, or 78.2 percent, increase in Marcellus production. Crude oil production in California increased 4.3 percent due to additional wells drilled at the Sespe and Midway Sunset fields.

Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended September 30, 2012, was $3.98 per thousand cubic feet (“Mcf”), a decrease of $1.51 per Mcf compared to the prior year’s fourth quarter. Higher crude oil prices realized after hedging increased earnings. The weighted average oil price received by Seneca (after hedging) for the quarter ended September 30, 2012, was $88.98 per Barrel (“Bbl”), an increase of $6.74 per Bbl.

Depletion and lease operating expenses (“LOE”) for the current year’s fourth quarter increased over last year’s fourth quarter due in part to the higher production activity. On a per unit basis, depletion decreased $0.06 per thousand cubic feet equivalent (“Mcfe”) due to higher reserves at fiscal year end. LOE decreased $0.20 per Mcfe due to higher production and lower steam fuel costs in California. Operating Results were also reduced by higher property, franchise and other taxes due to the Pennsylvania impact fee (see discussion below), higher interest expense, due to a higher outstanding debt balance, and higher state income taxes.

In February 2012, the Commonwealth of Pennsylvania passed legislation that includes a “natural gas impact fee.” The legislation, which covers essentially all of Seneca’s Marcellus Shale wells, imposes an annual fee for a period of 15 years on each well drilled. The per well impact fee is adjusted annually based on three factors: the age of the well, changes in the Consumer Price Index and the average monthly NYMEX price for natural gas. The fee is retroactive and applied to wells drilled in the current fiscal year and in all previous years. The impact fee increased property, franchise and other taxes in the current year’s fourth quarter by $1.4 million (pre-tax).

The Exploration and Production segment’s earnings of $96.5 million, or $1.15 per share, for the fiscal year ended September 30, 2012, decreased $27.7 million, or $0.33 per share, when compared to the prior fiscal year. The impact fee, described above, recorded in the current fiscal year was $13.8 million (pre-tax) of which $6.2 million (pre-tax) related to prior fiscal years and $1.4 million (pre-tax) related to the fourth quarter of fiscal 2012. Excluding the $6.2 million impact fee related to prior fiscal years, the Exploration and Production segment’s Operating Results for the fiscal year ended September 30, 2012, were $100.5 million, or $1.20 per share, a decrease of $23.7 million, or $0.28 per share, when compared with the prior fiscal year.

Overall production for the fiscal year ended September 30, 2012, increased 23.3 percent. Excluding fiscal 2011 Gulf of Mexico production of 5.2 Bcfe due to the April 2011 sale of Seneca’s offshore Gulf of Mexico assets, production increased 33.4 percent or 20.9 Bcfe. Production from Seneca’s Appalachian properties increased 45.4 percent, mainly due to a 20.5 Bcfe or 58.1 percent increase in Marcellus production. Crude oil production in California increased 7.8 percent.

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Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the fiscal year ended September 30, 2012, was $4.27 per Mcf, a decrease of $1.12 per Mcf. Higher crude oil prices realized after hedging increased earnings. The weighted average crude oil price received by Seneca (after hedging) for the fiscal year ended September 30, 2012, was $90.88 per Bbl, an increase of $9.75 per Bbl.

Depletion, LOE and general and administrative expenses (“G&A”) for the fiscal year ended September 30, 2012, increased compared to the prior fiscal year due primarily to the higher production activity discussed above. On a per unit basis, depletion increased $0.08 per Mcfe, LOE decreased $0.08 per Mcfe and G&A decreased $0.08 per Mcfe. Operating results were also reduced by higher interest expense, due to a higher outstanding debt balance, and higher state income taxes.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $25.1 million, or $0.30 per share, for the quarter ended September 30, 2012, increased $17.6 million, or $0.21 per share, when compared with the same period in the prior fiscal year. During the quarter, FERC approved Supply Corporation’s rate case settlement which provided for, among other things, an increase in base tariff rates, lower depreciation rates, and implementation of a fuel tracker for retained gas volumes. As part of that settlement, Supply Corporation eliminated a regulatory liability associated with its postretirement benefit plan. This adjustment increased earnings by $12.8 million.

Excluding this item, Operating Results in the Pipeline and Storage segment, increased $4.8 million or $0.06 per share. The increase in earnings is mainly due to higher transportation revenues from the Tioga County Extension and Line N Expansion projects, which were completed and placed in service in the current fiscal year’s first quarter. The increase in base tariff rates, lower depreciation expense and lower operating expenses also increased Operating Results. Operating Results were reduced by lower efficiency gas revenues as a result of adopting a fuel tracker for retained gas volumes, which eliminates revenue recognition for efficiency gas.

The Pipeline and Storage segment’s earnings of $60.5 million, or $0.72 per share, for the fiscal year ended September 30, 2012, increased $29.0 million, or $0.34 per share, when compared with the same period in the prior fiscal year. Excluding the $12.8 million adjustment of the regulatory liability associated with Supply Corporation’s postretirement benefit plan discussed above, Operating Results increased $16.2 million or $0.19 per share. The increase was mostly due to higher transportation revenues from the Tioga County Extension and Line N Expansion projects, higher base tariff rates and lower operating expenses noted above. Earnings were reduced by lower efficiency gas revenues due to the decline in natural gas prices and implementation of the fuel tracker noted above.

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Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation, which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $5.9 million, or $0.07 per share, for the quarter ended September 30, 2012, increased $5.0 million, or $0.06 per share, when compared with the same period in the prior fiscal year. The increase was due to a regulatory true-up adjustment in the prior year’s fourth quarter that did not recur in the current year’s fourth quarter and lower income taxes.

The Utility segment’s earnings of $58.6 million, or $0.70 per share, for the fiscal year ended September 30, 2012, decreased from earnings of $63.2 million, or $0.76 per share, for the fiscal year ended September 30, 2011. Warmer weather in Pennsylvania was the main reason for the decrease in earnings. Temperatures in Pennsylvania were 21.4 percent warmer in the fiscal year ended September 30, 2012, than the prior fiscal year. Higher depreciation expense also reduced earnings. The decrease in earnings was partially offset by the impact of certain regulatory adjustments in the prior fiscal year that did not recur, lower interest expense on deferred gas costs and lower income tax expense.

Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s loss for the quarter ended September 30, 2012, of $0.5 million, or $0.01 per share, increased $0.2 million, from the prior year’s fourth quarter loss of $0.3 million or less than $0.01 per share. The increased loss in the current year’s fourth quarter was primarily due to lower average margins.

Earnings for the fiscal year ended September 30, 2012, of $4.2 million, or $0.05 per share, decreased $4.6 million, or $0.06 per share, from the prior fiscal year, mainly due to a decrease in average margins and lower retail sales volumes. The decrease in average margins for the fiscal year ended September 30, 2012 was largely driven by a lower benefit derived from the Energy Marketing segment’s contracts for storage capacity. The decrease in retail sales volumes was primarily a result of warmer weather.

Corporate and All Other

The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region; and Seneca’s Northeast division, which markets high quality hardwoods from Appalachian land holdings.

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For the quarter ended September 30, 2012, the Corporate and All Other category had a loss of $3.7 million, or $0.04 per share, compared to a loss of $1.4 million, or $0.02 per share in the prior year’s fourth quarter. The increased loss is mainly due to higher income taxes, lower income from unconsolidated subsidiaries and higher Corporate operating expenses. Higher earnings from Midstream’s pipeline gathering and natural gas processing operations partially offset the higher loss.

Earnings in the Corporate and All Other category for the fiscal year ended September 30, 2012, were $0.3 million, or $0.01 per share, a decrease of $30.4 million, or $0.35 per share, when compared to the earnings for the fiscal year ended September 30, 2011. The comparability of the results for the fiscal years ended September 30, 2012, and September 30, 2011, was impacted by a $31.4 million gain realized on the February 2011 Horizon Power, Inc. sale of its interest in certain entities that owned electric generation assets powered by landfill gas.

Excluding this item, Operating Results of $0.3 million, or $0.01 per share, for the fiscal year ended September 30, 2012, increased from a loss of $0.7 million or $0.02 per share in the prior fiscal year. The increase in Operating Results is mainly due to higher earnings from Midstream’s pipeline gathering and natural gas processing operations.

EARNINGS GUIDANCE

The Company is increasing its GAAP earnings guidance for fiscal 2013 to a range of $2.65 to $2.95 per share (the previous range had been $2.45 to $2.75). This updated guidance reflects Seneca’s updated production forecast for fiscal 2013, which is now a range of 95 to 107 Bcfe (the previous range had been 92 to 105 Bcfe), and an assumed flat NYMEX price of $3.50 per MMBTU for natural gas and $85 per Bbl for crude oil. It also assumes Seneca’s per unit DD&A expense is in a range of $2.10 to $2.25 per Mcfe (the previous range had been $2.30 to $2.40).

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, November 2, 2012, at 11 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-800-299-6183, and using the passcode “95413478.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. (Eastern Time) at the same website link and by phone at (toll-free) 1-888-286-8010 using passcode “80430237.” Both the webcast and telephonic replay will be available until the close of business on Friday, November 9, 2012.

National Fuel is an integrated energy company with $5.9 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available at: www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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Analyst Contact:	Timothy J. Silverstein	(716) 857-6987
Media Contact:	Donna L. DeCarolis	(716) 857-7872

Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; changes in the price of natural gas or oil; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; changes in price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value, geographic location or delivery date; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

QUARTER ENDED SEPTEMBER 30, 2012

(Thousands of Dollars)	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other	Consolidated*
Fourth quarter 2011 GAAP earnings	$30,734	$7,479	$829	$(321)	$(1,365)	$37,356

Drivers of operating results
Higher (lower) crude oil prices	3,091					3,091
Higher (lower) natural gas prices	(20,028)					(20,028)
Higher (lower) natural gas production	27,112					27,112
Higher (lower) crude oil production	1,345					1,345
Lower (higher) lease operating expenses	(2,617)					(2,617)
Lower (higher) depreciation / depletion	(9,862)	542			(601)	(9,921)
Higher (lower) processing plant revenues	(852)					(852)

Higher (lower) transportation and storage revenues		6,635				6,635
Higher (lower) efficiency gas revenues		(1,624)				(1,624)
Higher (lower) gathering and processing revenues					1,843	1,843
Lower (higher) operating expenses	951	688	241		(753)	1,127
Lower (higher) property, franchise and other taxes	(1,351)					(1,351)

Regulatory true-up adjustments			1,666			1,666

Higher (lower) income from unconsolidated subsidiaries					(749)	(749)

Higher (lower) margins				(128)		(128)

Higher (lower) interest income			327			327
Lower (higher) interest expense	(2,991)					(2,991)

Lower (higher) income tax expense/effective tax rate	(3,520)	(1,138)	2,547		(2,623)	(4,734)

All other / rounding	64	(269)	256	(44)	502	509

Fourth quarter 2012 operating results	22,076	12,313	5,866	(493)	(3,746)	36,016
Items impacting comparability:
Elimination of other post-retirement regulatory liability		12,786				12,786

Fourth quarter 2012 GAAP earnings	$22,076	$25,099	$5,866	$(493)	$(3,746)	$48,802

*	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

QUARTER ENDED SEPTEMBER 30, 2012

	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other	Consolidated*
Fourth quarter 2011 GAAP earnings	$0.37	$0.09	$0.01	$—	$(0.02)	$0.45

Drivers of operating results
Higher (lower) crude oil prices	0.04					0.04
Higher (lower) natural gas prices	(0.24)					(0.24)
Higher (lower) natural gas production	0.32					0.32
Higher (lower) crude oil production	0.02					0.02
Lower (higher) lease operating expenses	(0.03)					(0.03)
Lower (higher) depreciation / depletion	(0.12)	0.01			(0.01)	(0.12)
Higher (lower) processing plant revenues	(0.01)					(0.01)

Higher (lower) transportation and storage revenues		0.08				0.08
Higher (lower) efficiency gas revenues		(0.02)				(0.02)
Higher (lower) gathering and processing revenues					0.02	0.02
Lower (higher) operating expenses	0.01	0.01	—		(0.01)	0.01
Lower (higher) property, franchise and other taxes	(0.02)					(0.02)

Regulatory true-up adjustments			0.02			0.02

Higher (lower) income from unconsolidated subsidiaries					(0.01)	(0.01)

Higher (lower) margins				—		—

Higher (lower) interest income			—			—
Lower (higher) interest expense	(0.04)					(0.04)

Lower (higher) income tax expense/effective tax rate	(0.04)	(0.01)	0.03		(0.03)	(0.05)

All other / rounding	—	(0.01)	0.01	(0.01)	0.02	0.01

Fourth quarter 2012 operating results	0.26	0.15	0.07	(0.01)	(0.04)	0.43
Items impacting comparability:
Elimination of other post-retirement regulatory liability		0.15				0.15

Fourth quarter 2012 GAAP earnings	$0.26	$0.30	$0.07	$(0.01)	$(0.04)	$0.58

*	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

YEAR ENDED SEPTEMBER 30, 2012

(Thousands of Dollars)	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other	Consolidated**

Fiscal 2011 GAAP earnings	$124,189	$31,515	$63,228	$8,801	$30,669	$258,402
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					(31,418)	(31,418)

Fiscal 2011 operating results	124,189	31,515	63,228	8,801	(749)	226,984

Drivers of operating results
Higher (lower) Appalachian and West Coast crude oil prices	19,156					19,156
Higher (lower) Appalachian and West Coast natural gas prices	(47,684)					(47,684)
Higher (lower) Appalachian and West Coast natural gas production	68,921					68,921
Higher (lower) Appalachian and West Coast crude oil production	10,325					10,325
Lower Gulf Coast natural gas and crude oil revenues	(25,218)					(25,218)
Lower (higher) lease operating expenses	(6,572)					(6,572)
Lower (higher) depreciation / depletion	(26,532)	(595)	(1,267)		(830)	(29,224)

Higher (lower) transportation and storage revenues		20,342				20,342
Higher (lower) efficiency gas revenues		(6,055)				(6,055)
Higher (lower) gathering and processing revenues					4,046	4,046
Lower (higher) operating costs	(2,685)	2,703	272			290
Lower (higher) property, franchise and other taxes	(3,403)	(358)	913		606	(2,242)

Warmer weather			(10,081)			(10,081)
Regulatory true-up adjustments			2,509			2,509

Higher (lower) income from unconsolidated subsidiaries					(444)	(444)

Higher (lower) margins				(4,468)	354	(4,114)

Higher AFUDC *		625				625
Higher (lower) interest income	636		560			1,196
Lower (higher) interest expense	(7,344)		820			(6,524)

Lower (higher) income tax expense/effective tax rate	(3,202)	(115)	1,117		(2,618)	(4,818)

All other / rounding	(55)	(321)	519	(164)	(72)	(93)

Fiscal 2012 operating results	100,532	47,741	58,590	4,169	293	211,325
Items impacting comparability:
Elimination of other post-retirement regulatory liability		12,786				12,786
Pennsylvania impact fee	(4,034)					(4,034)

Fiscal 2012 GAAP earnings	$96,498	$60,527	$58,590	$4,169	$293	$220,077

*	AFUDC = Allowance for Funds Used During Construction
**	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

YEAR ENDED SEPTEMBER 30, 2012

	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other	Consolidated**
Fiscal 2011 GAAP earnings	$1.48	$0.38	$0.76	$0.11	$0.36	$3.09
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					(0.38)	(0.38)

Fiscal 2011 operating results	1.48	0.38	0.76	0.11	(0.02)	2.71

Drivers of operating results
Higher (lower) Appalachian and West Coast crude oil prices	0.23					0.23
Higher (lower) Appalachian and West Coast natural gas prices	(0.57)					(0.57)
Higher (lower) Appalachian and West Coast natural gas production	0.82					0.82
Higher (lower) Appalachian and West Coast crude oil production	0.12					0.12
Lower Gulf Coast natural gas and crude oil revenues	(0.30)					(0.30)
Lower (higher) lease operating expenses	(0.08)					(0.08)
Lower (higher) depreciation / depletion	(0.32)	(0.01)	(0.02)		(0.01)	(0.36)

Higher (lower) transportation and storage revenues		0.24				0.24
Higher (lower) efficiency gas revenues		(0.07)				(0.07)
Higher (lower) gathering and processing revenues					0.05	0.05
Lower (higher) operating costs	(0.03)	0.03	—			—
Lower (higher) property, franchise and other taxes	(0.04)	—	0.01		0.01	(0.02)

Warmer weather			(0.12)			(0.12)
Regulatory true-up adjustments			0.03			0.03

Higher (lower) income from unconsolidated subsidiaries					(0.01)	(0.01)

Higher (lower) margins				(0.05)	—	(0.05)

Higher AFUDC *		0.01				0.01
Higher (lower) interest income	0.01		0.01			0.02
Lower (higher) interest expense	(0.09)		0.01			(0.08)

Lower (higher) income tax expense/effective tax rate	(0.04)	—	0.01		(0.03)	(0.06)

All other / rounding	0.01	(0.01)	0.01	(0.01)	0.02	0.02

Fiscal 2012 operating results	1.20	0.57	0.70	0.05	0.01	2.53
Items impacting comparability:
Elimination of other post-retirement regulatory liability		0.15				0.15
Pennsylvania impact fee	(0.05)					(0.05)

Fiscal 2012 GAAP earnings	$1.15	$0.72	$0.70	$0.05	$0.01	$2.63

*	AFUDC = Allowance for Funds Used During Construction
**	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)

	Three Months Ended September 30, (Unaudited)		Twelve Months Ended September 30, (Unaudited)
SUMMARY OF OPERATIONS	2012	2011	2012	2011
Operating Revenues	$313,261	$286,034	$1,626,853	$1,778,842

Operating Expenses:
Purchased Gas	24,700	46,374	415,589	628,732
Operation and Maintenance	89,541	90,371	401,397	400,519
Property, Franchise and Other Taxes	20,150	18,188	90,288	81,902
Depreciation, Depletion and Amortization	71,606	55,910	271,530	226,527

	205,997	210,843	1,178,804	1,337,680

Operating Income	107,264	75,191	448,049	441,162

Other Income (Expense):
Gain on Sale of Unconsolidated Subsidiaries	—	—	—	50,879
Other Income	1,058	1,817	5,133	5,947
Interest Income	2,002	1,639	3,689	2,916
Interest Expense on Long-Term Debt	(21,408)	(17,573)	(82,002)	(73,567)
Other Interest Expense	(1,386)	(541)	(4,238)	(4,554)

Income Before Income Taxes	87,530	60,533	370,631	422,783

Income Tax Expense	38,728	23,177	150,554	164,381

Net Income Available for Common Stock	$48,802	$37,356	$220,077	$258,402

Earnings Per Common Share:
Basic	$0.59	$0.45	$2.65	$3.13
Diluted	$0.58	$0.45	$2.63	$3.09

Weighted Average Common Shares:
Used in Basic Calculation	83,305,793	82,743,764	83,127,844	82,514,015

Used in Diluted Calculation	83,855,991	83,715,222	83,739,771	83,670,802

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	September 30, 2012	September 30, 2011
ASSETS
Property, Plant and Equipment	$6,615,813	$5,646,918
Less - Accumulated Depreciation, Depletion and Amortization	1,876,010	1,646,394

Net Property, Plant and Equipment	4,739,803	4,000,524

Current Assets:
Cash and Temporary Cash Investments	74,494	80,428
Hedging Collateral Deposits	364	19,701
Receivables - Net	115,818	131,885
Unbilled Utility Revenue	19,652	17,284
Gas Stored Underground	49,795	54,325
Materials and Supplies - at average cost	28,577	27,932
Other Current Assets	56,121	64,923
Deferred Income Taxes	10,755	15,423

Total Current Assets	355,576	411,901

Other Assets:
Recoverable Future Taxes	150,941	144,377
Unamortized Debt Expense	13,409	10,571
Other Regulatory Assets	549,702	484,397
Deferred Charges	7,591	5,552
Other Investments	86,774	79,365
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	27,616	76,085
Other	1,105	2,836

Total Other Assets	842,614	808,659

Total Assets	$5,937,993	$5,221,084

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 83,330,140 Shares and 82,812,677 Shares, Respectively	$83,330	$82,813
Paid in Capital	669,501	650,749
Earnings Reinvested in the Business	1,306,284	1,206,022

Total Common Shareholders’ Equity Before Items of Other Comprehensive Loss	2,059,115	1,939,584
Accumulated Other Comprehensive Loss	(99,020)	(47,699)

Total Comprehensive Shareholders’ Equity	1,960,095	1,891,885
Long-Term Debt, Net of Current Portion	1,149,000	899,000

Total Capitalization	3,109,095	2,790,885

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	171,000	40,000
Current Portion of Long-Term Debt	250,000	150,000
Accounts Payable	87,985	126,709
Amounts Payable to Customers	19,964	15,519
Dividends Payable	30,416	29,399
Interest Payable on Long-Term Debt	29,491	25,512
Customer Advances	24,055	19,643
Customer Security Deposits	17,942	17,321
Other Accruals and Current Liabilities	79,099	108,636
Fair Value of Derivative Financial Instruments	24,527	9,728

Total Current and Accrued Liabilities	734,479	542,467

Deferred Credits:
Deferred Income Taxes	1,065,757	955,384
Taxes Refundable to Customers	66,392	65,543
Unamortized Investment Tax Credit	2,005	2,586
Cost of Removal Regulatory Liability	139,611	135,940
Other Regulatory Liabilities	23,864	17,177
Pension and Other Post-Retirement Liabilities	516,197	481,520
Asset Retirement Obligations	119,246	75,731
Other Deferred Credits	161,347	153,851

Total Deferred Credits	2,094,419	1,887,732

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	$5,937,993	$5,221,084

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Twelve Months Ended September 30,
(Thousands of Dollars)	2012	2011
Operating Activities:
Net Income Available for Common Stock	$220,077	$258,402
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Gain on Sale of Unconsolidated Subsidiaries	—	(50,879)
Depreciation, Depletion and Amortization	271,530	226,527
Deferred Income Taxes	144,150	164,251
Excess Tax Costs (Benefits) Associated with Stock-Based Compensation Awards	(985)	1,224
Elimination of Other Post-Retirement Regulatory Liability	(21,672)	—
Other	12,952	15,651
Change in:
Hedging Collateral Deposits	19,337	(8,567)
Receivables and Unbilled Utility Revenue	13,859	3,887
Gas Stored Underground and Materials and Supplies	5,405	(9,934)
Other Current Assets	9,789	83,245
Accounts Payable	(6,570)	896
Amounts Payable to Customers	4,445	(22,590)
Customer Advances	4,412	(7,995)
Customer Security Deposits	621	(999)
Other Accruals and Current Liabilities	10,633	242
Other Assets	(13,584)	15,259
Other Liabilities	(5,187)	(27,470)

Net Cash Provided by Operating Activities	$669,212	$641,150

Investing Activities:
Capital Expenditures	($1,045,209)	($801,476)
Net Proceeds from Sale of Unconsolidated Subsidiaries	—	59,365
Net Proceeds from Sale of Oil and Gas Producing Properties	—	63,501
Other	446	(2,908)

Net Cash Used in Investing Activities	($1,044,763)	($681,518)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$131,000	$40,000
Excess Tax Benefits (Costs) Associated with Stock-Based Compensation Awards	985	(1,224)
Reduction of Long-Term Debt	(150,000)	(200,000)
Net Proceeds From Issuance of Long-Term Debt	496,085	—
Dividends Paid on Common Stock	(118,798)	(114,559)
Net Proceeds From Issuance (Repurchase) of Common Stock	10,345	(592)

Net Cash Provided by (Used in) Financing Activities	$369,617	($276,375)

Net Decrease in Cash and Temporary Cash Investments	(5,934)	(316,743)
Cash and Temporary Cash Investments at Beginning of Period	80,428	397,171

Cash and Temporary Cash Investments at September 30	$74,494	$80,428

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

(Thousands of Dollars, except per share amounts)	Three Months Ended September 30,			Twelve Months Ended September 30,
EXPLORATION AND PRODUCTION SEGMENT	2012	2011	Variance	2012	2011	Variance
Operating Revenues	$146,732	$130,463	$16,269	$558,180	$519,035	$39,145

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	12,540	14,174	(1,634)	53,792	49,504	4,288
Lease Operating Expense	23,540	19,514	4,026	83,361	73,250	10,111
All Other Operation and Maintenance Expense	1,620	1,450	170	6,485	6,645	(160)
Property, Franchise and Other Taxes	4,622	2,544	2,078	23,620	12,179	11,441
Depreciation, Depletion and Amortization	51,363	36,191	15,172	187,624	146,806	40,818

	93,685	73,873	19,812	354,882	288,384	66,498

Operating Income	53,047	56,590	(3,543)	203,298	230,651	(27,353)

Other Income (Expense):
Interest Income	423	(16)	439	1,493	(27)	1,520
Other Income	—	—	—	—	1	(1)
Other Interest Expense	(8,379)	(3,577)	(4,802)	(29,243)	(17,402)	(11,841)

Income Before Income Taxes	45,091	52,997	(7,906)	175,548	213,223	(37,675)
Income Tax Expense	23,015	22,263	752	79,050	89,034	(9,984)

Net Income	$22,076	$30,734	$(8,658)	$96,498	$124,189	$(27,691)

Net Income Per Share (Diluted)	$0.26	$0.37	$(0.11)	$1.15	$1.48	$(0.33)

	Three Months Ended September 30,			Twelve Months Ended September 30,
PIPELINE AND STORAGE SEGMENT	2012	2011	Variance	2012	2011	Variance
Revenues from External Customers	$58,336	$30,956	$27,380	$172,312	$134,071	$38,241
Intersegment Revenues	22,529	20,200	2,329	86,963	81,037	5,926

Total Operating Revenues	80,865	51,156	29,709	259,275	215,108	44,167

Operating Expenses:
Purchased Gas	480	26	454	674	12	662
Operation and Maintenance	19,868	20,927	(1,059)	78,397	82,555	(4,158)
Property, Franchise and Other Taxes	5,386	5,287	99	21,618	21,067	551
Depreciation, Depletion and Amortization	8,636	9,470	(834)	38,182	37,266	916

	34,370	35,710	(1,340)	138,871	140,900	(2,029)

Operating Income	46,495	15,446	31,049	120,404	74,208	46,196

Other Income (Expense):
Interest Income	61	73	(12)	199	324	(125)
Other Income	1,151	1,238	(87)	3,182	2,574	608
Other Interest Expense	(6,324)	(6,233)	(91)	(25,603)	(25,737)	134

Income Before Income Taxes	41,383	10,524	30,859	98,182	51,369	46,813
Income Tax Expense	16,284	3,045	13,239	37,655	19,854	17,801

Net Income	$25,099	$7,479	$17,620	$60,527	$31,515	$29,012

Net Income Per Share (Diluted)	$0.30	$0.09	$0.21	$0.72	$0.38	$0.34

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

(Thousands of Dollars, except per share amounts)	Three Months Ended September 30,			Twelve Months Ended September 30,
UTILITY SEGMENT	2012	2011	Variance	2012	2011	Variance
Revenues from External Customers	$81,682	$85,051	$(3,369)	$704,518	$835,853	$(131,335)
Intersegment Revenues	1,961	1,962	(1)	14,604	16,642	(2,038)

Total Operating Revenues	83,643	87,013	(3,370)	719,122	852,495	(133,373)

Operating Expenses:
Purchased Gas	23,448	30,399	(6,951)	340,325	460,115	(119,790)
Operation and Maintenance	32,237	32,708	(471)	176,938	179,258	(2,320)
Property, Franchise and Other Taxes	9,246	9,650	(404)	41,873	44,582	(2,709)
Depreciation, Depletion and Amortization	10,254	9,822	432	42,757	40,808	1,949

	75,185	82,579	(7,394)	601,893	724,763	(122,870)

Operating Income	8,458	4,434	4,024	117,229	127,732	(10,503)

Other Income (Expense):
Interest Income	1,945	1,564	381	2,765	2,049	716
Other Income	216	315	(99)	887	1,212	(325)
Other Interest Expense	(8,671)	(8,193)	(478)	(33,181)	(34,440)	1,259

Income (Loss) Before Income Taxes	1,948	(1,880)	3,828	87,700	96,553	(8,853)
Income Tax Expense (Benefit)	(3,918)	(2,709)	(1,209)	29,110	33,325	(4,215)

Net Income	$5,866	$829	$5,037	$58,590	$63,228	$(4,638)

Net Income Per Share (Diluted)	$0.07	$0.01	$0.06	$0.70	$0.76	$(0.06)

	Three Months Ended September 30,			Twelve Months Ended September 30,
ENERGY MARKETING SEGMENT	2012	2011	Variance	2012	2011	Variance
Revenues from External Customers	$24,757	$37,827	$(13,070)	$186,579	$284,546	$(97,967)
Intersegment Revenues	290	263	27	1,425	420	1,005

Total Operating Revenues	25,047	38,090	(13,043)	188,004	284,966	(96,962)

Operating Expenses:
Purchased Gas	25,130	37,976	(12,846)	175,605	265,692	(90,087)
Operation and Maintenance	1,454	1,497	(43)	6,373	6,050	323
Property, Franchise and Other Taxes	22	12	10	81	46	35
Depreciation, Depletion and Amortization	21	19	2	90	47	43

	26,627	39,504	(12,877)	182,149	271,835	(89,686)

Operating Income (Loss)	(1,580)	(1,414)	(166)	5,855	13,131	(7,276)

Other Income (Expense):
Interest Income	62	32	30	188	104	84
Other Income	12	15	(3)	100	75	25
Other Interest Expense	(22)	(5)	(17)	(41)	(20)	(21)

Income (Loss) Before Income Taxes	(1,528)	(1,372)	(156)	6,102	13,290	(7,188)
Income Tax Expense (Benefit)	(1,035)	(1,051)	16	1,933	4,489	(2,556)

Net Income (Loss)	$(493)	$(321)	$(172)	$4,169	$8,801	$(4,632)

Net Income (Loss) Per Share (Diluted)	$(0.01)	$—	$(0.01)	$0.05	$0.11	$(0.06)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

(Thousands of Dollars, except per share amounts)	Three Months Ended September 30,			Twelve Months Ended September 30,
ALL OTHER	2012	2011	Variance	2012	2011	Variance
Revenues from External Customers	$1,523	$1,507	$16	$4,307	$4,401	$(94)
Intersegment Revenues	5,943	2,990	2,953	16,771	10,017	6,754

Total Operating Revenues	7,466	4,497	2,969	21,078	14,418	6,660

Operating Expenses:
Purchased Gas	—	—	—	—	48	(48)
Operation and Maintenance	1,226	784	442	4,020	3,914	106
Property, Franchise and Other Taxes	327	146	181	896	637	259
Depreciation, Depletion and Amortization	1,132	210	922	2,091	840	1,251

	2,685	1,140	1,545	7,007	5,439	1,568

Operating Income	4,781	3,357	1,424	14,071	8,979	5,092

Other Income (Expense):
Gain on Sale of Unconsolidated Subsidiaries	—	—	—	—	50,879	(50,879)
Interest Income	39	49	(10)	175	247	(72)
Other Income	(1,085)	(60)	(1,025)	(1,305)	(469)	(836)
Other Interest Expense	(449)	(536)	87	(1,738)	(2,173)	435

Income Before Income Taxes	3,286	2,810	476	11,203	57,463	(46,260)
Income Tax Expense (Benefit)	1,976	(1,372)	3,348	4,335	18,961	(14,626)

Net Income	$1,310	$4,182	$(2,872)	$6,868	$38,502	$(31,634)

Net Income Per Share (Diluted)	$0.02	$0.05	$(0.03)	$0.08	$0.46	$(0.38)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

(Thousands of Dollars, except per share amounts)	Three Months Ended September 30,			Twelve Months Ended September 30,
CORPORATE	2012	2011	Variance	2012	2011	Variance
Revenues from External Customers	$231	$230	$1	$957	$936	$21
Intersegment Revenues	1,028	1,028	—	3,865	3,983	(118)

Total Operating Revenues	1,259	1,258	1	4,822	4,919	(97)

Operating Expenses:
Operation and Maintenance	4,449	3,733	716	14,644	14,307	337
Property, Franchise and Other Taxes	547	549	(2)	2,200	3,391	(1,191)
Depreciation, Depletion and Amortization	200	198	2	786	760	26

	5,196	4,480	716	17,630	18,458	(828)

Operating Loss	(3,937)	(3,222)	(715)	(12,808)	(13,539)	731

Other Income (Expense):
Interest Income	22,768	18,737	4,031	88,337	77,454	10,883
Other Income	764	309	455	2,269	2,554	(285)
Interest Expense on Long-Term Debt	(21,408)	(17,573)	(3,835)	(82,002)	(73,567)	(8,435)
Other Interest Expense	(837)	(797)	(40)	(3,900)	(2,017)	(1,883)

Loss Before Income Taxes	(2,650)	(2,546)	(104)	(8,104)	(9,115)	1,011
Income Tax Expense (Benefit)	2,406	3,001	(595)	(1,529)	(1,282)	(247)

Net Loss	$(5,056)	$(5,547)	$491	$(6,575)	$(7,833)	$1,258

Net Loss Per Share (Diluted)	$(0.06)	$(0.07)	$0.01	$(0.07)	$(0.10)	$0.03

	Three Months Ended September 30,			Twelve Months Ended September 30,
INTERSEGMENT ELIMINATIONS	2012	2011	Variance	2012	2011	Variance
Intersegment Revenues	$(31,751)	$(26,443)	$(5,308)	$(123,628)	$(112,099)	$(11,529)

Operating Expenses:
Purchased Gas	(24,358)	(22,027)	(2,331)	(101,015)	(97,135)	(3,880)
Operation and Maintenance	(7,393)	(4,416)	(2,977)	(22,613)	(14,964)	(7,649)

	(31,751)	(26,443)	(5,308)	(123,628)	(112,099)	(11,529)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(23,296)	(18,800)	(4,496)	(89,468)	(77,235)	(12,233)
Other Interest Expense	23,296	18,800	4,496	89,468	77,235	12,233

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)

(Thousands of Dollars)

	Three Months Ended September 30, (Unaudited)					Twelve Months Ended September 30, (Unaudited)
	2012		2011		Increase (Decrease)	2012		2011		Increase (Decrease)
Capital Expenditures:
Exploration and Production	$95,251	(1)	$175,300	(2)	$(80,049)	$693,810	(1)(2)	$648,815	(2)(3)	$44,995
Pipeline and Storage	46,914	(1)	54,237	(2)	(7,323)	144,167	(1)(2)	129,206	(2)	14,961
Utility	18,426		18,969		(543)	58,284		58,398		(114)
Energy Marketing	350		131		219	770		460		310

Total Reportable Segments	160,941		248,637		(87,696)	897,031		836,879		60,152
All Other	13,229		10,735	(2)	2,494	80,017	(2)	17,022	(2)	62,995
Corporate	55		77		(22)	346		285		61

Total Capital Expenditures	$174,225		$259,449		$(85,224)	$977,394		$854,186		$123,208

(1)

Capital expenditures for the quarter and year ended September 30, 2012 include $37.8 million of accrued capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, and $2.7 million of accrued capital expenditures in the Pipeline and Storage segment. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2012 since they represent non-cash investing activities at that date.

(2)

Capital expenditures for the year ended September 30, 2012 exclude $99.6 million of capital expenditures in the Exploration and Production segment, the majority of which was in the Appalachian region, $7.3 million of capital expenditures in the Pipeline and Storage segment, and $1.4 million of capital expenditures in the All Other category. These amounts were accrued at September 30, 2011 and paid during the year ended September 30, 2012. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2011 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2012.

(3)

Capital expenditures for the Exploration and Production segment for the year ended September 30, 2011 exclude $55.5 million of capital expenditures, the majority of which was in the Appalachian region. This amount was accrued at September 30, 2010 and paid during the year ended September 30, 2011. This amount was excluded from the Consolidated Statement of Cash Flows at September 30, 2010 since it represented a non-cash investing activity at that date. This amount has been included in the Consolidated Statement of Cash Flows at September 30, 2011.

DEGREE DAYS

				Percent Colder (Warmer) Than:
Three Months Ended September 30	Normal	2012	2011	Normal(1)	Last Year(1)
Buffalo, NY	178	125	77	(29.8)	62.3
Erie, PA	135	124	73	(8.1)	69.9

Twelve Months Ended September 30
Buffalo, NY	6,729	5,296	6,751	(21.3)	(21.6)
Erie, PA	6,277	4,999	6,359	(20.4)	(21.4)

(1) Percents compare actual 2012 degree days to normal degree days and actual 2012 degree days to actual 2011 degree days.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended September 30,				Twelve Months Ended September 30,
	2012	2011		Increase (Decrease)	2012	2011	Increase (Decrease)
Gas Production/Prices:
Production (MMcf)
Appalachia	19,538	11,959		7,579	62,663	42,979	19,684
West Coast	798	831		(33)	3,468	3,447	21
Gulf Coast	—	(51	)(1)	51	—	4,041	(4,041)

Total Production	20,336	12,739		7,597	66,131	50,467	15,664

Average Prices (Per Mcf)
Appalachia	$2.72	$4.37		$(1.65)	$2.71	$4.37	$(1.66)
West Coast	2.42	5.08		(2.66)	3.43	4.56	(1.13)
Gulf Coast	N/M	N/M		N/M	N/M	5.02	N/M
Weighted Average	2.71	4.41		(1.70)	2.75	4.43	(1.68)
Weighted Average after Hedging	3.98	5.49		(1.51)	4.27	5.39	(1.12)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	8	11		(3)	36	45	(9)
West Coast	698	669		29	2,834	2,628	206
Gulf Coast	—	—		—	—	187	(187)

Total Production	706	680		26	2,870	2,860	10

Average Prices (Per Barrel)
Appalachia	$92.81	$84.20		$8.61	$93.94	$86.58	$7.36
West Coast	102.76	101.45		1.31	107.13	96.45	10.68
Gulf Coast	N/M	N/M		N/M	N/M	88.57	N/M
Weighted Average	102.65	101.17		1.48	106.97	95.78	11.19
Weighted Average after Hedging	88.98	82.24		6.74	90.88	81.13	9.75

Total Production (Mmcfe)	24,572	16,819		7,753	83,351	67,627	15,724

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe(2)	$0.51	$0.84		$(0.33)	$0.65	$0.73	$(0.08)
Lease Operating Expense per Mcfe(2)	$0.96	$1.16		$(0.20)	$1.00	$1.08	$(0.08)
Depreciation, Depletion & Amortization per Mcfe(2)	$2.09	$2.15		$(0.06)	$2.25	$2.17	$0.08

(1)	The sale of Gulf Coast properties in April 2011 and various adjustments to prior months’ production resulted in negative oil production.
(2)	Refer to page 16 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

N/M Not Meaningful

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	1.7 MMBBL	$94.21 / BBL
Gas	50.2 BCF	$4.76 / MCF

Hedging Summary for Fiscal 2014

SWAPS	Volume	Average Hedge Price
Oil	0.8 MMBBL	$97.19 / BBL
Gas	30.4 BCF	$4.26 / MCF

Hedging Summary for Fiscal 2015

SWAPS	Volume	Average Hedge Price
Oil	0.1 MMBBL	$90.20 / BBL
Gas	18.1 BCF	$4.07 / MCF

Hedging Summary for Fiscal 2016

SWAPS	Volume	Average Hedge Price
Gas	17.9 BCF	$4.07 / MCF

Hedging Summary for Fiscal 2017

SWAPS	Volume	Average Hedge Price
Gas	17.9 BCF	$4.07 / MCF

Gross Wells in Process of Drilling

Twelve Months Ended September 30, 2012

	East		West	Total Company
Wells in Process - Beginning of Period
Exploratory	5.00		0.00	5.00
Developmental	101.00	(1)	0.00	101.00
Wells Commenced
Exploratory	3.00		1.00	4.00
Developmental	54.00		57.00	111.00
Wells Completed
Exploratory	7.00		0.00	7.00
Developmental	71.00		57.00	128.00
Wells Plugged & Abandoned
Exploratory	0.00		0.00	0.00
Developmental	2.00		0.00	2.00
Wells in Process - End of Period
Exploratory	1.00		1.00	2.00
Developmental	82.00		0.00	82.00

(1)	Beginning of year number has been adjusted to remove one developmental well.

Net Wells in Process of Drilling

Twelve Months Ended September 30, 2012

	East		West	Total Company
Wells in Process - Beginning of Period
Exploratory	5.00		0.00	5.00
Developmental	68.00	(2)	0.00	68.00
Wells Commenced
Exploratory	3.00		0.13	3.13
Developmental	44.00		56.99	100.99
Wells Completed
Exploratory	7.00		0.00	7.00
Developmental	50.50		56.99	107.49
Wells Plugged & Abandoned
Exploratory	0.00		0.00	0.00
Developmental	2.00		0.00	2.00
Wells in Process - End of Period
Exploratory	1.00		0.13	1.13
Developmental	59.50		0.00	59.50

(2)	Beginning of year number has been adjusted to remove one developmental well.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information

	Gas MMcf
	U.S.
	Appalachian Region	West Coast Region	Total Company
Proved Developed and Undeveloped Reserves:
September 30, 2011	606,606	68,316	674,922
Extensions and Discoveries	435,460	638	436,098
Revisions of Previous Estimates	(53,992)	(2,463)	(56,455)
Production	(62,663)	(3,468)	(66,131)

September 30, 2012	925,411	63,023	988,434

Proved Developed Reserves:

September 30, 2011	350,458	63,965	414,423
September 30, 2012	544,560	59,923	604,483

	Oil Mbbl
	U.S.
	Appalachian Region	West Coast Region	Total Company
Proved Developed and Undeveloped Reserves:
September 30, 2011	279	43,066	43,345
Extensions and Discoveries	28	1,229	1,257
Revisions of Previous Estimates	35	1,095	1,130
Production	(36)	(2,834)	(2,870)

September 30, 2012	306	42,556	42,862

Proved Developed Reserves:

September 30, 2011	274	37,306	37,580
September 30, 2012	306	38,138	38,444

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended September 30,			Twelve Months Ended September 30,
	2012	2011	Increase (Decrease)	2012	2011	Increase (Decrease)
Firm Transportation - Affiliated	12,563	11,200	1,363	93,738	107,084	(13,346)
Firm Transportation - Non-Affiliated	75,334	40,172	35,162	275,739	210,833	64,906
Interruptible Transportation	151	328	(177)	1,662	2,037	(375)

	88,048	51,700	36,348	371,139	319,954	51,185

Utility Throughput - (MMcf)

	Three Months Ended September 30,			Twelve Months Ended September 30,
	2012	2011	Increase (Decrease)	2012	2011	Increase (Decrease)
Retail Sales:
Residential Sales	3,560	3,392	168	47,036	57,466	(10,430)
Commercial Sales	573	473	100	6,682	8,517	(1,835)
Industrial Sales	381	105	276	837	723	114

	4,514	3,970	544	54,555	66,706	(12,151)
Off-System Sales	—	963	(963)	9,544	7,151	2,393
Transportation	9,364	8,356	1,008	61,027	66,273	(5,246)

	13,878	13,289	589	125,126	140,130	(15,004)

Energy Marketing Volumes

	Three Months Ended September 30,			Twelve Months Ended September 30,
	2012	2011	Increase (Decrease)	2012	2011	Increase (Decrease)
Natural Gas (MMcf)	6,899	7,030	(131)	45,756	52,893	(7,137)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

FISCAL 2013 EARNINGS GUIDANCE AND SENSITIVITY

Fiscal 2013 (Diluted earnings per share guidance*)		Earnings per share sensitivity to changes from prices used in guidance* ^
		$0.50 change per MMBtu gas		$5 change per Bbl oil
	Earnings Range	Increase	Decrease	Increase	Decrease
Consolidated Earnings	$2.65 - $2.95	+ $0.13	-$0.13	+ $0.04	-$0.04

*	Please refer to forward looking statement footnote beginning at page 8 of this document.
^	This sensitivity table is current as of November 1, 2012 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2013 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $3.50 per MMBtu for natural gas and $85 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

Quarter Ended September 30 (unaudited)	2012	2011

Operating Revenues	$313,261,000	$286,034,000

Net Income Available for Common Stock	$48,802,000	$37,356,000

Earnings Per Common Share:
Basic	$0.59	$0.45

Diluted	$0.58	$0.45

Weighted Average Common Shares:
Used in Basic Calculation	83,305,793	82,743,764

Used in Diluted Calculation	83,855,991	83,715,222

Twelve Months Ended September 30 (unaudited)

Operating Revenues	$1,626,853,000	$1,778,842,000

Net Income Available for Common Stock	$220,077,000	$258,402,000

Earnings Per Common Share:
Basic	$2.65	$3.13

Diluted	$2.63	$3.09

Weighted Average Common Shares:
Used in Basic Calculation	83,127,844	82,514,015

Used in Diluted Calculation	83,739,771	83,670,802